RMED International, Inc.
                                     Exhibit 11

The following represents the computation of per share earnings reflecting the assumption that the granted shares under the option plan will be exercised.

                                                           Three Months Ended                Nine Months Ended
                                                    ------------------------------    ------------------------------
                                                    September 30,    September 30,    September 30,    September 30,
                                                       2000              1999             2000             1999
                                                    ------------------------------    ------------------------------
Net income (loss)                                    $  73,004       $ (119,350)       $   248,311      $   230,099
                                                     =========       ==========        ===========      ===========

Weighted average common shares outstanding           9,963,859        9,293,877          9,973,776        9,240,172

Common share equivalents relating to stock options          --               --              1,322        1,129,918
                                                     ---------       ----------        -----------      -----------

Adjusted common and common equivalent shares
         for computation                             9,963,859        9,293,877          9,975,098       10,370,090
                                                     =========       ==========        ===========      ===========

Net earnings per share:
         Basic                                       $    0.01       $    (0.01)       $      0.02      $      0.02
                                                     =========       ==========        ===========      ===========
         Diluted                                     $    0.01       $    (0.01)       $      0.02      $      0.02
                                                     =========       ==========        ===========      ===========

         The accompanying notes are an integral part of these statements